ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 7, 1996 included in Surgical Laser Technologies, Inc.'s Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A dated August 28, 1996, and to all references to our firm included in this registration statement.

                                                        /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.
January 2, 1997